UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 24, 2016
(Date of earliest event reported)

BIORESTORATIVE THERAPIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-54402	91-1835664
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

40 Marcus Drive, Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (631) 760-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 30, 2016, BioRestorative Therapies, Inc. (the "Company") borrowed $500,000 from Tuxis Trust (the "Trust").  John M. Desmarais, a director and principal shareholder of the Company, serves as a trustee of the Trust, which was established for the benefit of his immediate family.  The promissory note evidencing the loan (the "Note") provides for the payment of the principal amount, together with interest at the rate of 10% per annum, on July 1, 2017 (the "Maturity Date").  In the event that, prior to the Maturity Date, the Company receives net proceeds of $10,000,000 from a single equity or debt financing (as opposed to a series of related or unrelated financings), the Trust has the right to require that the Company prepay the amount due under the Note (subject to the consent of the party that provided the particular financing).  In consideration of the loan, the Company issued to the Trust a five year warrant for the purchase of 40,000 shares of common stock of the Company at an exercise price of $4.00 per share.

Item 3.02.	Unregistered Sales of Equity Securities.

Between May 18, 2016 and June 24, 2016, the Company issued an aggregate of 97,500 shares of common stock of the Company at a purchase price of $4.00 per share.  In consideration of the share purchases, the Company issued to the subscribers five-year warrants for the purchase of an aggregate of 97,500 shares of common stock of the Company at an exercise price of $5.00 per share.

Between May 11, 2016 and June 27, 2016, the Company issued an aggregate of 13,356 shares of common stock of the Company in consideration of services rendered.  The stock was valued at $28,553.

Between June 6, 2016 and June 24, 2016, the Company issued an aggregate of 48,142 shares of common stock of the Company in exchange for outstanding indebtedness in the aggregate amount of $106,806, inclusive of accrued and unpaid interest.

See Item 2.03 above with respect to the issuance of a warrant for the purchase of 40,000 shares of common stock of the Company in consideration of a loan to the Company.

For each of the securities issuances, the Company relied upon Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), as transactions by an issuer not involving any public offering or Section 3(a)(9) of the Act as a security exchanged by an issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange. For each such transaction, the Company did not use general solicitation or advertising to market the securities, the securities were offered to a limited number of persons, the investors had access to information regarding the Company (including information contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, Quarterly Report on Form 10-Q for the period ended March 31, 2016, and Current Reports on Form 8-K filed with the Securities and Exchange Commission and press releases made by the Company), and management of the Company was available to answer questions from prospective investors.  The Company reasonably believes that each of the investors is an accredited investor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIORESTORATIVE THERAPIES, INC.

Dated: June 30, 2016	By:	/s/ Mark Weinreb
Mark Weinreb
Chief Executive Officer